EXHIBIT 10.39


                         AGREEMENT TO TERMINATE SUBLEASE

         THIS AGREEMENT is made this 1st day of April, 1999, by and between FORWARD DEVILS LAKE CORPORATION, a North Dakota nonprofit corporation, which has an address of P.O. Box 879, Devils Lake, ND 58301, party of the first part, referred to herein as "Forward," and ACI TELECENTRICS, INC., a Minnesota corporation, as successor to Devils Lake Communications, Inc., a North Dakota corporation, which has an address of 3100 W. Lake St., Minneapolis, MN 55416, party of the second part, referred to herein as "ACI."

                                    RECITALS

         A. The parties entered into a sublease on January 2, 1996, in which Forward did sublet to ACI certain real property in the City of Devils Lake, Ramsey County, North Dakota, which property is described as follows, to-wit:

                  LOTS 13, 14, 15, 16, 17, 18, AND 19, EXCEPT THE NORTH 15 FEET, ALL IN BLOCK 22 OF THE ORIGINAL TOWNSITE TO THE CITY OF DEVILS LAKE, RAMSEY COUNTY, NORTH DAKOTA.

         B. The sublease did provide, in part, that ACI was to lease from Forward the above described property for a period of five years, commencing May 1, 1996, and terminating April 30, 2001.

         C. An agreement has been made between the parties to terminate the lease prior to its expiration date. The parties do wish to set out in writing their understanding of the terms and provisions of this termination.

         NOW, THEREFORE, based upon the consideration set forth herein, which each party does acknowledge is sufficient, it is hereby agreed by and between the parties as follows:

         1. The sublease entered into between the parties on January 2, 1996, is hereby terminated and canceled effective June 1, 1999.

         2. ACI agrees to continue the monthly rental payments to Forward through and including the month of May, 1999.

         3. ACI agrees to vacate the premises by June 3, 1999. ACI further agrees to allow Forward access to the premises so that Forward can get the premises ready for occupancy. Forward agrees that it will provide prior notification to ACI when it will be


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accessing the building, and further, Forward agrees that its access to the building will not interrupt or interfere with the normal business operations of ACI. The access to the building by Forward will be from anytime after May 15, 1999,

         4. Forward agrees to purchase from ACI the work stations (panels and desktops) and blinds located on the premises for the sum of $40,000. ACI does agree to pay the remaining balance of the loan which it has from the Lake Region Growth Fund, which amount is $21,810.20, provided the scheduled payments for April and May are paid. This amount, $21,810.20, shall be deducted from the $40,000 which Forward agrees to pay to ACI for the work stations and blinds, provided the April and May payments are made as scheduled. ACI covenants that the work stations and blinds are transferred to Forward free and clear of any liens, claims or rights of any third parties.

         5. ACI agrees that it is not interested in purchasing the property as set out in paragraph 11 of the sublease, and ACI does hereby relinquish any and all rights it may have to purchase the property as set out in the sublease.

         6. In the sublease, ACI has the right to renew the lease for an additional five year period of time commencing May 1, 2001, and ACI does agree to relinquish the right to renew the lease, and further agrees that the sublease is to be terminated effective with this agreement.

         7. In addition to the sublease, the parties had entered into an agreement in which Forward did assist in the financing of certain equipment purchased by ACI. As a part of the financing package, Forward did provide a grant which was to be paid by ACI during its term of occupancy of the premises under the lease. It is agreed by the parties that ACI may retain the equipment, and after the payment made for the month of May, 1999, that ACI will owe no further amounts to Forward for the repayment of the grant to Forward by ACI.

         8. ACI understands that it is not released from any liability or claims under the sublease until Forward has had an opportunity to inspect the premises, which inspection will be on or before June 1, 1999. If the walk through discloses any objections which Forward does have, Forward will notify ACI, in writing, on or before June 1, 1999, of those objections. If no written objections are made by Forward on or before June 1, 1999, those objections are deemed waived.

         9. Each party does hereby release and indemnify the other from any claims they would have against the other, whether those claims be known or unknown, except for what is set out in this agreement. The release of Forward does extend to any guarantees which ACI has given to Forward in the sublease, including those guarantees


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given by the officers, agents or employees or ACI in the sublease. Further, the release is intended to include any other agreements which have been made between the parties, except by any limitation set forth in this agreement made April, 1, 1999.

         Dated the day and year first above written.


                                       FORWARD DEVILS LAKE
                                       CORPORATION

                                       By:
                                           -------------------------------------

                                       Its:    President

                                       By:
                                           -------------------------------------
                                       Its:    Secretary


                                       ACI TELECENTRICS, INC., a
                                       Minnesota corporation, as successor to
                                       Devils Lake Communications, Inc., a North
                                       Dakota corporation


                                       By:
                                           -------------------------------------

                                       Its:    CEO


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